Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Urban Outfitters, Inc. and the effectiveness of Urban Outfitters, Inc.’s internal control over financial reporting dated March 24, 2008, appearing in the Annual Report on Form 10-K of Urban Outfitters, Inc. for the year ended January 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

August 22, 2008